Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 22, 2002, relating to the financial statements of Teleon Corp. (formerly Tel-One, Inc.) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts".



                                BAUMANN, RAYMONDO & COMPANY PA

Tampa, Florida
June 14, 2002                   /S/ BAUMANN, RAYMONDO & COMPANY PA
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